Exhibit 99.2


Financial Statements of Electronic Commerce Systems, Inc. for the Four Months ended April 30, 2004 and 2003


ELECTRONIC COMMERCE SYSTEMS, INC.
INDEX TO FINANCIAL STATEMENTS


                                                                            Page

Balance Sheet as of April 30, 2004 (unaudited)                                1

Statements of Operations for the four months ended
April 30, 2004 and 2003 (unaudited)                                           2

Statements of Cash Flows for the four months ended
April 30, 2004 and 2003 (unaudited)                                           3

Notes to unaudited financial statements                                       4

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ELECTRONIC COMMERCE SYSTEMS, INC.
Balance Sheet (unaudited)
April 30, 2004


ASSETS

Current Assets :
 Cash                                                               $    98,128
 Accounts receivable (net of allowance
 for doubtful accounts of $10,116)                                      326,062
 Prepaid expenses                                                         5,278
                                                                    -----------
  Total current assets                                                  429,468

Property and equipment, net                                              68,664

Other assets                                                                760
                                                                    -----------

 Total assets                                                       $   498,892
                                                                    ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
 Accounts payable                                                   $     8,459
 Accrued expenses                                                        43,756
 Loans from shareholders                                                432,500
 Accrued interest on loans from shareholders                             76,045
  Deferred revenue                                                       81,438
                                                                    -----------

  Total current liabilities                                             642,198
                                                                    -----------

Commitments and contingencies

Stockholders' Deficit:
 Preferred stock, no par value, 5,000,000 shares
  authorized, none issued or outstanding                                   --
 Common stock, no par value, 25,000,000 shares
  authorized, 20,916,564 shares issued and outstanding                1,388,713
 Accumulated deficit                                                 (1,532,019)
                                                                    -----------
  Total stockholders' deficit                                          (143,306)
                                                                    -----------

  Total liabilities and stockholders' deficit                       $   498,892
                                                                    ===========


            See accompanying notes to unaudited financial statements.

ELECTRONIC COMMERCE SYSTEMS, INC.
Statements of Operations (unaudited)
Four months ended April 30,


                                                          2004          2003
                                                       ---------      ---------
Revenues:
 Services                                              $ 667,323      $ 494,930
 Software and other                                       36,587         36,020
                                                       ---------      ---------
  Total revenue, net                                     703,910        530,950

Cost of revenues:
 Services                                                214,424        158,043
 Software and other                                        9,978         23,239
                                                       ---------      ---------
  Total cost of revenues                                 224,402        181,282
                                                       ---------      ---------

Gross margin                                             479,508        349,668
                                                       ---------      ---------

Operating expenses:
 Selling and marketing                                   105,828        106,550
 Product development and enhancement                      82,860         99,127
 General and administrative (excluding
 non-cash charges of $12,000 and $33,142
 in 2004 and 2003, respectively)                         152,539        245,373
 Non-cash charges for stock-based
 compensation                                             12,000         33,142
                                                       ---------      ---------
 Total operating expenses                                353,227        484,192
                                                       ---------      ---------

 Operating income (loss)                                 126,281       (134,524)

 Other expense
 Interest expense                                         19,835         20,339
                                                       ---------      ---------

Net income (loss)                                      $ 106,446      $(154,863)
                                                       =========      =========


            See accompanying notes to unaudited financial statements.

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ELECTRONIC COMMERCE SYSTEMS, INC.
Statements of Cash Flows (unaudited)
Four Months ended April 30,


                                                            2004         2003
                                                         ---------    ---------

Cash flows from operating activities:
Net Income (loss)                                        $ 106,446    $(154,863)
Adjustment to reconcile net income (loss)
to net cash provided by (used) in operating
activities:
 Depreciation and amortization                              14,437       36,890
 Non-cash charges for equity instruments
 issued for compensation                                    12,000       33,142
 Change in assets and liabilities:
 Accounts receivable                                       (54,107)      84,473
 Prepaid expenses                                           (4,070)      (4,261)
 Deferred revenue                                           11,980        6,979
 Accounts payable                                          (24,979)       1,504
 Accrued expenses                                           (2,145)     (27,481)
                                                         ---------    ---------
  Net cash provided by (used in) operating
  activities                                                59,562      (23,617)
                                                         ---------    ---------

Cash flows from investing activities:

Capital expenditures                                        (2,782)     (22,531)
                                                         ---------    ---------
  Net cash used in investing activities                     (2,782)     (22,531)
                                                         ---------    ---------

Cash flows from financing activities:
  Payment of capital lease obligation                       (3,056)      (3,621)
  Repayment of loans from shareholders                        --        (17,500)
                                                         ---------    ---------
   Net cash used in financing activities                    (3,056)     (21,121)

   Net increase (decrease) in cash                          53,724      (67,269)

 Cash, beginning of period                                  44,404       78,751
                                                         ---------    ---------
 Cash, end of period                                     $  98,128    $  11,482
                                                         =========    =========

Supplemental disclosure of cash flow information:
  Cash paid for interest during the period               $  34,977    $  11,407


            See accompanying notes to unaudited financial statements.

ELECTRONIC COMMERCE SYSTEMS, INC.
Notes to unaudited Financial Statements


1.         BASIS OF PRESENTATION

           The accompanying unaudited financial statements of Electronic Commerce Systems, Inc. ("ECS" or the "Company") have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information. In the opinion of management, such statements include all adjustments (consisting only of normal recurring adjustments) necessary for the fair presentation of the Company's financial position, results of operations and cash flows at the dates and for the periods indicated. While the Company believes that the disclosures presented are adequate to make the information not misleading, these unaudited interim consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes included herein. Operating results for the four month period ended April 30, 2004 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2004.

2.         ORGANIZATION AND NATURE OF BUSINESS

           Electronic Commerce Systems, Inc. ("ECS" or the "Company") offers ongoing EDI compliance within e-business solutions to suppliers.

           ECS provides Internet-based services, software, and service bureau services for the e-commerce business-to-business communication services market. NetVAN, our global Internet-based value added network, or VAN, provides supply chain connectivity solutions for electronic data interchange, or EDI, and e-commerce and offers users a vehicle to securely send and receive files of any format and size.

3.         SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES

           Revenue recognition:

           The Company derives revenue from subscriptions to its NetVan service and web applications, which includes transaction, mailbox and fax transmission fees. The subscription fees are comprised of both fixed and usage-based fees. Fixed subscription fees are recognized on a pro-rata basis over the subscription period, generally one year. Usage fees are recognized in the period the services are rendered. The Company also derives revenue through implementation fees, interconnection fees and by providing data mapping services to its customers. Implementation fees are recognized over the life of the subscription period. Mapping and interconnection fees are recognized when services are rendered.

           The Company also generates revenues from EDI services including data translation services, purchase order and invoice processing from EDI-to-print and print-to-EDI, UPC services, including UPC number generation, UPC catalog maintenance and UPC label printing. The Company also derives revenue from software licensing and provides software maintenance and support. Revenue from the EDI services and UPC services is recognized when the services are provided.

           The Company accounts for its EDI software license sales in accordance with the American Institute of Certified Public Accountants' Statement of Position 97-2, "Software Revenue Recognition," as amended ("SOP 97-2"). Revenue from software licenses is recognized when all of the following conditions are met: (1) a non-cancelable, non-contingent license agreement has been signed; (2)the software product has been delivered; (3) there are no material uncertainties regarding customer acceptance; and (4) collection of the resulting receivable is probable. Revenue from software maintenance and support contracts is recognized ratably over the life of the contract, which is generally one year.

ELECTRONIC COMMERCE SYSTEMS, INC.
Notes to unaudited Financial Statements


3.         SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES (CONT'D)

           In addition, SOP 97-2 generally requires that revenue from software arrangements involving multiple elements be allocated among each element of the arrangement based on the relative fair values of the elements, such as software licenses, post contract customer support, installation or training. Furthermore, SOP 97-2 requires that revenue be recognized as each element is delivered and the Company has no significant performance obligations remaining. The Company's multiple element arrangements generally consist of a software license and post contract support. The Company allocates the aggregate revenue from multiple element arrangements to each element based on vendor specific objective evidence. The Company has established vendor specific objective evidence for each of the elements as it sells both the software and post contract customer support independent of multiple element agreements. Customers are charged standard prices for the software and post contract customer support and these prices do not vary from customer to customer.

           If the Company enters into a multiple element agreement where vendor specific objective evidence of fair value for each element of the arrangement does not exist, all revenue from the arrangement is deferred until all elements of the arrangement are delivered.

           Service revenue from maintenance contracts is recognized ratably over the term of the maintenance contract, on a straight-line basis. Other service revenue is recognized at the time the service is performed.

           Deferred revenue:

           Deferred revenue is comprised of deferrals for subscription fees and maintenance associated with contracts for which amounts have been received in advance of services to be performed or prior to the shipment of software.

           Depreciation and amortization:

           Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the related assets, generally three to seven years.

           Software development costs:

           The Company capitalizes software development costs under the provisions of either Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1") or Statement of Financial Accounting Standards No. 86, "Computer Software to be Sold, Leased, or Otherwise Marketed" ("SFAS 86"), based on the intended use of the software.

ELECTRONIC COMMERCE SYSTEMS, INC.
Notes to unaudited Financial Statements


3.         SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES (CONT'D)

           The Company capitalizes the costs of acquiring, developing and testing software to meet the Company's internal needs. Under the provisions of SOP 98-1, the Company capitalizes costs associated with software developed or obtained for internal use when both the preliminary project stage is completed and management has authorized further funding for the project which it deems probable will be completed and used to perform the function intended. The Company capitalizes the costs of computer software to be sold or otherwise marketed in accordance with the provisions of SFAS 86. Costs related to the conceptual formulation and design of software are expensed as product development. Costs incurred subsequent to the establishment of technological feasibility are capitalized. Capitalization of costs ceases when the product is available for general release to customers. Costs related to new products and enhancements to existing products incurred after the establishment of technological feasibility have not been significant.

           Capitalized costs include only external direct costs of materials and services consumed in developing or obtaining internal-use and software to be sold. Capitalization of such costs ceases no later than the point at which the project is substantially complete and ready for its intended use. At April 30, 2004 costs associated with the development of internal use software have been capitalized in the amount of $237,179, respectively. Internal use software development costs are amortized using the straight-line method over a three-year period. Amortization of internal-use software development costs amounted to $6,778 and $23,196 for the four months ended April 30, 2004 and 2003, respectively.

           Stock-based compensation:

           The Company accounts for stock-based compensation with its employees using the intrinsic value method in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees: and complies with the disclosure provisions of SFAS 123 "Accounting for Stock-Based Compensation" ("SFAS 123). SFAS 123 establishes a fair-value method of accounting for stock based compensation plans. Stock-based awards to non-employees are accounted for at fair value in accordance with the provisions of SFAS 123. Had the compensation cost for the Company's stock options grants to employees been determined based on the fair value at the grant dates of awards consistent with the fair value method of SFAS 123, the Company's net income (loss) for the four months ended April 30, 2004 and 2003 would have changed to the pro forma amounts indicated below:

ELECTRONIC COMMERCE SYSTEMS, INC.
Notes to unaudited Financial Statements


3.         SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES (CONT'D)


                                                     2004        2003
                                                  ---------    ---------

       Net income (loss), as reported             $ 103,446    $(131,149)
       Add: Stock-based employee compensation
       expense included in reported net income,
       net of related tax effects                    12,000       33,142

       Deduct: Total stock-based
       employee compensation expense determined
       under fair value based method for all
       awards, net of related tax effects           (13,530)     (33,332)
                                                  ---------    ---------
         Pro forma net income (loss)              $ 101,916    $(131,339)
                                                  =========    =========

           Income taxes:

           Deferred income taxes are determined by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements. A valuation allowance is provided based on the weight of available evidence, if it is considered more likely than not that some portion, or all, of the deferred tax assets will not be realized.

           Use of estimates:

           The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates. Significant accounting estimates used in the preparation of the Company's financial statements include the fair value of equity securities underlying stock based compensation, the realizability of deferred tax assets, and long-lived assets and depreciation and amortization.

ELECTRONIC COMMERCE SYSTEMS, INC.
Notes to unaudited Financial Statements


3.         SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES (CONT'D)

           Impairment of long-lived assets:

           Long-lived assets of the Company are reviewed for impairment whenever events or changes if circumstances indicate that the carrying amount of the asset may not be recoverable. Management also reevaluates the periods of amortization of long-lived assets to determine whether events and circumstances warrant revised estimates of useful lives. When such events or changes in circumstances occur, the Company tests for impairment by comparing the carrying value of the long-lived asset to the estimated undiscounted future cash flows expected to result from use of the asset and its eventual disposition. If the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset, the Company would recognize an impairment loss. The amount of the impairment loss is determined by comparing the carrying value of the long-lived asset to the present value of the net future operating cash flows to be generated by the asset.

           Fair Value of Financial Instruments:

           The carrying value of financial instruments at April 30, 2004, which include accounts receivable, accounts payable, accrued expenses and loans from shareholders, approximates their fair value due to their short maturities.

           Recent Accounting Pronouncements:

           In November 2002, the Emerging Issues Task Force of the FASB ("EITF") reached a consensus on Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables." EITF 00-21 addresses certain aspects of the accounting by a vendor for arrangements under which the vendor will perform multiple revenue generating activities. The EITF will be effective for revenue arrangements entered into in fiscal years and interim periods beginning after June 15, 2003. The adoption of this consensus by the Company during 2003 did not have a significant impact on the Company's financial position or results of operations.

ELECTRONIC COMMERCE SYSTEMS, INC.
Notes to unaudited Financial Statements



3.         SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES (CONT'D)

           In December 2002, the FASB issued SFAS 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of FASB Statement No. 123" ( "SFAS 148"). SFAS 148 amends SFAS 123, "Accounting for Stock-Based Compensation" to provide alternative methods to account for the transition from the intrinsic value method of recognition of stock- based employee compensation in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees" to the fair value recognition provisions under SFAS 123. SFAS 148 provides two additional methods of transition and will no longer permit the SFAS 123 prospective method to be used for fiscal years beginning after December 15, 2003. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the pro-forma effects had the fair value recognition provisions of SFAS 123 been used for all periods presented. The adoption of SFAS 148 did not have a significant impact on the Company's financial position and results of operations.

           In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variables Interest Entities ("FIN 46"). FIN 46 clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements" to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. In December 2003, the FASB issued FIN No. 46 (Revised) ("FIN 46R") to address certain FIN 46 implementation issues. This interpretation requires that the assets, liabilities, and results of activities of a Variable Interest Entity ("VIE") be consolidated into the financial statements of the enterprise that is the primary beneficiary of the VIE. FIN 46R also requires additional disclosures by primary beneficiaries and other significant variable interest holders. This interpretation is effective no later than the end of the first interim or reporting period ending after March 15, 2004, except for those VIE's that are considered to be special purpose entities, for which the effective date is no later than the end of the first interim or annual reporting period ending after December 15, 2003. The adoption of FIN 46R by the Company on January 1, 2004 did not have any impact on the Company's financial position or results of operations.

ELECTRONIC COMMERCE SYSTEMS, INC.
Notes to unaudited Financial Statements


3.         SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES (CONT'D)

           In April 2003, the FASB issued SFAS 149 "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" ("SFAS 149"), which amends and clarifies accounting for derivative instruments, and for hedging activities under SFAS 133. Specifically, SFAS 149 requires that contracts with comparable characteristics be accounted for similarly. Additionally, SFAS 149 clarifies the circumstances in which a contract with an initial net investment meets the characteristics of a derivative and when a derivative contains a financing component that requires special reporting in the statement of cash flows. This Statement is generally effective for contracts entered into or modified after June 30, 2003 and did not have a any impact on the Company's financial position or results of operations.

           In May 2003, the FASB issued SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150"). SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise was effective for the Company as of January 1, 2004. For financial instruments created before the issuance date of this Statement and still existing at the beginning of the period of adoption, transition shall be achieved by reporting the cumulative effect of a change in an accounting principle by initially measuring the financial instruments at fair value or other measurement attribute required by this Statement. The adoption of this Statement, on January 1, 2004 did not have any impact on the Company's financial position or results of operations.

ELECTRONIC COMMERCE SYSTEMS, INC.
Notes to unaudited Financial Statements


4.         STOCK COMPENSATION

           During each of the four month periods ended April 30, 2004 and 2003, the Company issued 120,000 shares of common stock to each non-employee member of its board of directors as compensation for their service as a director. The fair value of the shares, in the amount of $12,000 and $30,000, has been recognized as non-cash compensation expense in the statement of operations for the four month period ended April 30, 2004 and 2003, respectively.

           During the four month period ended April 30, 2003 the Company recognized non-cash compensation expense of $3,142 for options issued with an exercise price that was less than the fair market value of the Company's common stock at the date of grant.

5.         LOANS TO SHAREHOLDERS

           During 2001, the Company entered into loan arrangements with five of its shareholders. The shareholders provided aggregate loans of $460,000. The loans bear interest at rates ranging from 12% to 18% per annum. The loans are payable upon demand. At April 30, 2004 the outstanding principal balance of the loans was $432,500. At April 30, 2004 accrued but unpaid interest on the loans amounted to $76,045. During each of the four month periods ended April 30, 2004 and 2003, the Company recognized interest expense of $18,633 related to these loans.

6.         COMMITMENTS AND CONTINGENCIES

           Guarantees and Indemnifications - As part of its standard license agreements, the Company agrees to indemnify its customers against liability if the Company's products infringe a third party's intellectual property rights. Historically, the Company has not incurred any significant costs related to performance under these indemnities. As of April 30, 2004, the Company was not subject to any litigation alleging that the Company's products infringe the intellectual property rights of any third parties.

7.         CONCENTRATION OF CREDIT RISK

           Financial instruments that potentially subject the Company to concentrations of credit risk primarily consist of cash and accounts receivable. The Company places its cash with institutions of high credit-quality. All account receivable are unsecured. The Company believes that any credit risk associated with receivables is minimal due to the number and credit worthiness of its customers. Receivables are stated at estimated net realizable value, which approximates fair value. All of the Company's revenues are generated from customers located in North America.

ELECTRONIC COMMERCE SYSTEMS, INC.
Notes to unaudited Financial Statements


           For the four months ended April 30, 2004 and 2003, no single customer accounted for more than 10% of revenue, and no single customer accounted for more than 10% of accounts receivable as April 30, 2004.

8.         SUBSEQUENT EVENTS

           On June 22, 2004, the Company was acquired by Internet Commerce Corporation ("ICC"). In accordance with the terms of the Agreement and Plan of Merger, dated May 25, 2004, ICC Acquisition Corporation, Inc., a wholly-owned subsidiary of ICC, merged with and into the Company and the Company became a wholly-owned subsidiary of ICC. ICC issued a total of 1,941,409 shares of its class A common stock in connection with the acquisition, of which 345,183 shares were issued in exchange for the Company's outstanding shareholder loans and in payment of the Company's legal fees.



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